Exhibit 99.1

FOR IMMEDIATE RELEASE

Financial Contact: Mike Knapp IDT Investor Relations Phone: (408) 284-6515 E-mail: mike.knapp@idt.com	Press Contact: Graham Robertson IDT Worldwide Marketing Phone: (408) 284-2644 E-mail: graham.robertson@idt.com

IDT ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

Company Appoints Brian C. White as Chief Financial Officer

SAN JOSE, Calif., Sep. 10, 2013 — Integrated Device Technology, Inc. (IDT® or the Company) (NASDAQ: IDTI), the Analog and Digital Company™ delivering essential mixed-signal semiconductor solutions, today announced that Richard D. Crowley, senior vice president and chief financial officer, will be resigning his position with IDT to pursue another executive opportunity. Mr. Crowley will continue to serve as a financial advisor to the Company through September 17, 2013.

The Company has appointed Brian C. White as chief financial officer effective September 11, 2013. White has more than 25 years of accounting and financial experience, including six years as vice president of finance and treasurer at IDT. He also served as interim CFO at the Company in 2008. Prior to IDT, White served as director of business operations at NVIDIA and held a variety of senior level finance positions at IBM and Hitachi GST. White holds a B.A. in Business Administration and Accounting from Seattle University and an M.B.A. in Finance and International Business from the University of Notre Dame.

“I’m pleased to appoint Brian as our CFO. Brian has been a key contributor to IDT as vice president of finance and treasurer for the past six years. His deep knowledge of the organization, extensive financial management experience, and impressive record of improving operations will serve IDT well as we work toward our strategic objectives,” said Jeff McCreary, IDT interim president and chief executive officer.

“I’m excited to take on the CFO role and look forward to working with the management team to continue to build on the momentum we have been demonstrating,” said White.

“Rick has been a valuable contributor to IDT and an important strategic partner for the management team,” said John A. Schofield, IDT’s Chairman of the Board. “The board of directors and I appreciate his leadership, dedication and expertise over the past five years and we wish him the best of luck with his next executive role.”

“I would like to thank everyone associated with IDT for the opportunity to contribute to the Company over the last five years,” said Crowley. “I believe IDT’s solid financial foundation positions the company well for continued improvement. I will work closely with Brian to facilitate an orderly transition.”

About IDT

Integrated Device Technology, Inc., the Analog and Digital Company™, develops system-level solutions that optimize its customers’ applications. IDT uses its market leadership in timing, serial switching and interfaces, and adds analog and system expertise to provide complete application-optimized, mixed-signal solutions for the communications, computing and consumer segments. Headquartered in San Jose, Calif., IDT has design, manufacturing, sales facilities and distribution partners throughout the world, with direct purchase services through IDT Direct™. IDT stock is traded on the NASDAQ Global Select Stock Market® under the symbol “IDTI.” Additional information about IDT is accessible at www.IDT.com. Follow IDT on Facebook, LinkedIn, Twitter, and YouTube.

Forward Looking Statements

Investors are cautioned that forward-looking statements in this release, including but not limited to statements regarding Mr. White’s plans as interim Chief Financial Officer and the Company’s business, strengths and products, involve a number of risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include, but are not limited to, global business and economic conditions, fluctuations in product demand, manufacturing capacity and costs, inventory management, competition, pricing, patent and other intellectual property rights of third parties, timely development and introduction of new products and manufacturing processes, dependence on one or more customers for a significant portion of sales, successful integration of acquired businesses and technology, availability of capital, cash flow and other risk factors detailed in the Company’s Securities and Exchange Commission filings. The Company urges investors to review in detail the risks and uncertainties in the Company’s Securities and Exchange Commission filings, including but not limited to the Annual Report on Form 10-K for the fiscal year ended March 31, 2013 and the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013. All forward-looking statements are made as of the date of this release and the Company disclaims any duty to update such statements.

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IDT and the IDT logo are trademarks or registered trademarks of Integrated Device Technology, Inc. All other brands, product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.